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                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 13, 1998 which appears on page 26 of the Annual Report of Truevision, Inc. on Form 10-K for the year ended June 27, 1998.

/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP

San Jose, California
November 16, 1998